UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1800 Diagonal Note

On March 9, 2026, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (the “Lender”), pursuant to which the Lender made a loan to the Company, evidenced by a promissory note in the principal amount of $124,200 (the “Note”). An original issue discount of $16,200 and fees of $8,000 were applied on the issuance date, resulting in net loan proceeds to the Company of $100,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in fifteen payments as follows:

Payment Date	Amount of Payment
April 15, 2026	$14,748.70
May 15, 2026	$14,748.70
June 15, 2026	$14,748.70
July 15, 2026	$14,748.70
August 15, 2026	$14,748.70
September 15, 2026	$14,748.70
October 15, 2026	$6,555.00
November 15, 2026	$6,555.00
December 15, 2026	$6,555.00
January 15, 2027	$6,555.00
February 15, 2027	$6,555.00
March 15, 2027	$6,555.00
April 15, 2027	$6,555.00
May 15, 2027	$6,555.00
June 15, 2027	$6,555.00

(a total payback to the Lender of $147,487.00).

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lender, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to the conversion rights referenced below.

Only upon an occurrence of an event of default under the Note, the Lender may convert the outstanding unpaid principal amount of the Note into restricted shares of common stock of the Company at a discount of 25% of the market price. The Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to this Note. The Company agreed to reserve a number of shares of common stock equal to four times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

The foregoing descriptions of the Note and the Securities Purchase Agreement and of all of the parties’ rights and obligations under the Note and the Securities Purchase Agreement are qualified in its entirety by reference to the Note and the Securities Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

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Series D Convertible Preferred Private Placement

On March 12, 2026, the Company received a subscription agreement for the purchase of 70,000 shares of Series D Convertible Preferred Stock for $525,000. In connection with the sale of the Series D Convertible Preferred Stock, the Company entered into a registration rights agreement with the investor, whereby the Company has agreed to register the 350,000 shares of common stock underlying the conversion of the Series D Convertible Preferred Stock. A copy of the form registration rights agreement is attached hereto as Exhibit 10.3

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 12, 2026, the Company sold 70,000 shares of Series D Convertible Preferred Stock at $7.50 per share to an accredited investor for cash consideration of $525,000.

As of March 13, 2026, the Company had 24,798,798 shares of common stock issued and outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	1800 Diagonal Note dated March 9, 2026
10.2	1800 Diagonal Securities Purchase Agreement dated March 9, 2026
10.3	Registration Rights Agreement dated March 12, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: March 16, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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